Exhibit 99.1

FOR IMMEDIATE RELEASE
April 26, 2021

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS

Bethesda, MD - April 26, 2021 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended March 31, 2021.

FIRST QUARTER 2021 FINANCIAL HIGHLIGHTS
•$1.33 comprehensive income per common share, comprised of:
◦$1.77 net income per common share
◦$(0.44) other comprehensive loss ("OCI") per common share on investments marked-to-market through OCI
•$0.76 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit 1
◦Includes $0.29 per common share of dollar roll income associated with the Company's $32.0 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market
◦Excludes $0.40 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates
•$17.72 tangible net book value per common share as of March 31, 2021
◦Increased $1.01 per common share, or 6.0%, from $16.71 per common share as of December 31, 2020
•$0.36 dividends declared per common share for the first quarter
•8.2% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $1.01 increase in tangible net book value per common share

AGNC Investment Corp.
April 26, 2021

OTHER FIRST QUARTER HIGHLIGHTS
•$90.3 billion investment portfolio as of March 31, 2021, comprised of:
◦$63.6 billion Agency MBS
◦$24.8 billion net TBA mortgage position
◦$1.9 billion credit risk transfer ("CRT") and non-Agency securities
•7.7x tangible net book value "at risk" leverage as of March 31, 2021
◦8.0x average tangible net book value "at risk" leverage for the quarter
•Cash and unencumbered Agency MBS totaled approximately $5.2 billion as of March 31, 2021
◦Excludes unencumbered CRT and non-Agency securities and assets held at the Company's broker-dealer subsidiary, Bethesda Securities
•24.6% portfolio CPR for the quarter
◦11.3% average projected portfolio CPR as of March 31, 2021
•2.00% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization benefit
◦Excludes 95 bps of "catch-up" premium amortization benefit due to change in projected CPR estimates
•13.4 million shares, or $215 million, of common stock repurchased during the quarter 2
◦Represents 2.5% of common stock outstanding as of December 31, 2020
◦$16.05 per share average repurchase price, inclusive of transaction costs
___________
1.Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.
2.Excludes shares repurchased in December 2020 that settled in January 2021.

MANAGEMENT REMARKS
"AGNC's 8.2% economic return in the first quarter of 2021 represented our fourth consecutive quarter of unannualized economic returns of 7.5% or more, and, at $17.72 per common share, our tangible net book value per common share now exceeds the pre-COVID level of $17.66 as of December 31, 2019," said Gary Kain, the Company's Chief Executive Officer and Chief Investment Officer. "Importantly, we achieved this result despite a significant increase in longer term interest rates during the quarter, again highlighting the importance and value of AGNC's disciplined investment framework and high quality risk management.
"From its low in August 2020, the ten-year Treasury yield increased nearly 125 basis points to the first quarter high of 1.74%. AGNC's asset portfolio, which included a combination of lower coupon generic securities and higher coupon specified pools, performed very well during the quarter. Our higher coupon specified pools were only marginally lower in price during the quarter, as the benefits of slower projected prepayments outweighed the duration impact associated with higher discount rates. Additionally, our hedge portfolio, which was comprised mainly of intermediate and longer-term hedges, contributed to our positive results, with hedge gains exceeding the aggregate price declines on our asset portfolio.
"With interest rates now meaningfully higher, a significant amount of mortgage duration extension has already occurred. At this higher rate level, prepayment speeds for Agency MBS should moderate in the coming months, which we expect will improve the realized carry on our higher coupon specified pool positions as well as benefit the broader mortgage market through reduced supply."

AGNC Investment Corp.
April 26, 2021

"AGNC also generated strong earnings in the first quarter, with net spread and dollar roll income totaling $0.76 per common share," said Peter Federico, the Company's President and Chief Operating Officer. "The catalysts for AGNC's earnings were favorable short-term funding, attractive TBA dollar roll opportunities, and beneficial hedging arrangements that we entered into during last year's pandemic-related market disruptions. Together, these components have enabled us to generate $2.90 per common share of net spread and dollar roll income over the last twelve months. Over the same period, AGNC generated an economic return of 40.7% for our stockholders, comprised of $1.44 in dividends per common share and $4.10 increase in our net tangible book value.
"Notably, our strong first quarter results were achieved with lower incremental risk, as evidenced by lower average tangible 'at risk' leverage of 8.0x, down from 8.4x the previous quarter, and a substantial increase in our hedge ratio, which totaled 98% of our funding liabilities at quarter end. Finally, we continued to demonstrate our commitment to stockholder-friendly capital markets activities by repurchasing $215 million, or 13.4 million shares, of our common stock during the first quarter at accretive levels.
"Looking ahead, we continue to believe that the Fed will remain accommodative, maintaining its asset purchase program and near-zero interest rate policy until substantial further economic recovery is achieved. This favorable backdrop provides an attractive investment landscape for Agency MBS, particularly when viewed relative to elevated valuations for nearly all other asset classes."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of March 31, 2021, the Company's tangible net book value per common share was $17.72 per share, an increase of 6.0% for the quarter, compared to $16.71 per share as of December 31, 2020. The Company's tangible net book value per common share excludes $526 million, or $1.00 and $0.97 per share, of goodwill as of March 31, 2021 and December 31, 2020, respectively.

INVESTMENT PORTFOLIO
As of March 31, 2021, the Company's investment portfolio totaled $90.3 billion, comprised of:
•$88.3 billion of Agency MBS and TBA securities, including:
◦$87.9 billion of fixed-rate securities, comprised of:
•$45.0 billion 30-year MBS,
•$27.1 billion 30-year TBA securities,
•$15.5 billion 15-year MBS,
•$(2.4) billion 15-year TBA securities, and
•$2.6 billion 20-year MBS; and
◦$0.4 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$1.9 billion of CRT and non-Agency securities.
As of March 31, 2021, 30-year and 15-year fixed-rate Agency securities represented 80% and 15%, respectively, of the Company's investment portfolio, compared to 79% and 17%, respectively, as of December 31, 2020.

AGNC Investment Corp.
April 26, 2021

As of March 31, 2021, the Company's fixed-rate securities' weighted average coupon was 2.95%, compared to 2.89% as of December 31, 2020, comprised of the following weighted average coupons:
•3.10% for 30-year fixed-rate securities;
•2.22% for 15-year fixed rate securities; and
•2.49% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of March 31, 2021, the Company's TBA position had a fair value of $24.8 billion and a GAAP net carrying value of $(576) million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $31.5 billion and $275 million, respectively, as of December 31, 2020.
CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 24.6% for the first quarter, compared to 27.6% for the prior quarter. Due to the significant increase in primary mortgage rates during the first quarter of approximately 50 basis points, the weighted average projected CPR for the remaining life of the Company's Agency securities held as of March 31, 2021 decreased to 11.3% from 17.6% as of December 31, 2020.
The weighted average cost basis of the Company's investment portfolio was 104.1% of par value as of March 31, 2021. Premium amortization on the Company's investment portfolio for the first quarter was a net benefit of $76 million, or $0.14 per common share, which includes a "catch-up" premium amortization benefit of $213 million, or $0.40 per common share, due to a decline in the Company's projected CPR estimates for securities acquired prior to the first quarter. This compares to net premium amortization cost for the prior quarter of $(266) million, or $(0.49) per common share, including a "catch-up" premium amortization cost of $(107) million, or $(0.20) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 3.78% for the first quarter, compared to 1.64% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.33% for the first quarter, compared to 2.39% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the first quarter was 2.02%, compared to 2.07% for the prior quarter.
For the first quarter, the weighted average interest rate on the Company's repurchase agreements was 0.21%, compared to 0.38% for the prior quarter. For the first quarter, the Company’s TBA position had an implied financing benefit of (0.48)%, compared to a benefit of (0.54)% for the prior quarter. Inclusive of interest rate swaps, the Company's combined average cost of funds for the first quarter was 0.02%, compared to 0.05% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the first quarter was 2.00%, compared to 2.02% for the prior quarter.

AGNC Investment Corp.
April 26, 2021

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the first quarter of $0.76 per common share, excluding $0.40 per common share of "catch-up" premium amortization benefit, compared to $0.75 per common share for the prior quarter, excluding $(0.20) per common share of "catch-up" premium amortization cost.
A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of March 31, 2021, $55.1 billion of repurchase agreements, $25.4 billion of TBA dollar roll positions (at cost) and $0.2 billion of other debt were used to fund the Company's investment portfolio. Inclusive of its TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.7x as of March 31, 2021, compared to 8.5x as of December 31, 2020. The Company's average "at risk" leverage for the first quarter was 8.0x tangible net book value, compared to 8.4x for the prior quarter.
As of March 31, 2021, the Company's repurchase agreements had a weighted average interest rate of 0.15%, compared to 0.24% as of December 31, 2020, and a weighted average remaining maturity of 73 days, compared to 54 days as of December 31, 2020. As of March 31, 2021, $24.7 billion, or 45%, of the Company's repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of March 31, 2021, the Company's repurchase agreements had remaining maturities of:
•$42.6 billion of three months or less;
•$5.6 billion from three to six months;
•$6.3 billion from six to twelve months; and
•$0.6 billion from twelve to thirty-six months.

HEDGING ACTIVITIES
As of March 31, 2021, interest rate swaps, swaptions and U.S. Treasury positions equaled 98% of the Company's outstanding balance of repurchase agreements, TBA position and other debt, compared to 80% as of December 31, 2020.
As of March 31, 2021, the Company's interest rate swap position totaled $49.7 billion in notional amount, compared to $43.2 billion as of December 31, 2020. As of March 31, 2021, the Company's interest rate swap portfolio had an average fixed pay rate of 0.18%, an average receive rate of 0.02% and an average maturity of 4.7 years, compared to 0.15%, 0.08% and 5.1 years, respectively, as of December 31, 2020. As of March 31, 2021, 74% and 26% of the Company's interest rate swap portfolio were linked to the Secured Overnight Financing Rate ("SOFR") and Overnight Index Swap Rate ("OIS"), respectively, compared to 71% and 29%, respectively, as of December 31, 2020.

AGNC Investment Corp.
April 26, 2021

As of March 31, 2021, the Company had payer swaptions outstanding totaling $13.2 billion, compared to $10.4 billion as of December 31, 2020. As of March 31, 2021, the Company had net short U.S. Treasury positions outstanding totaling $16.4 billion, compared to $13.1 billion as of December 31, 2020.

OTHER GAIN (LOSS), NET
For the first quarter, the Company recorded a net gain of $471 million in other gain (loss), net, or $0.88 per common share, compared to a net gain of $617 million, or $1.13 per common share, for the prior quarter. Other gain (loss), net for the first quarter was comprised of:
•$(13) million of net realized losses on sales of investment securities;
•$(955) million of net unrealized losses on investment securities measured at fair value through net income;
•$(12) million of interest rate swap periodic costs;
•$1,136 million of net gains on interest rate swaps;
•$387 million of net gains on interest rate swaptions;
•$858 million of net gains on U.S. Treasury positions;
•$154 million of TBA dollar roll income;
•$(1,080) million of net mark-to-market losses on TBA securities; and
•$(4) million of other miscellaneous losses.

OTHER COMPREHENSIVE LOSS
During the first quarter, the Company recorded an other comprehensive loss of $(237) million, or $(0.44) per common share, consisting of net unrealized losses on the Company's Agency securities recognized through OCI, compared to $(115) million, or $(0.21) per common share, of other comprehensive loss for the prior quarter.
COMMON STOCK DIVIDENDS
During the first quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of January 29, February 26, and March 31, 2021, respectively, totaling $0.36 per share for the quarter, which were paid on February 9, March 9, and April 12, 2021, respectively. Since its May 2008 initial public offering through the first quarter of 2021, the Company has declared a total of $10.6 billion in common stock dividends, or $43.24 per common share.
STOCK REPURCHASE PROGRAM
During the first quarter, the Company repurchased 13.4 million shares, or $215 million, of its common stock for an average repurchase price of $16.05 per common share, inclusive of transaction costs. As of March 31, 2021, $0.7 billion of common stock remained available for repurchase pursuant to its stock repurchase program through December 31, 2021.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common

AGNC Investment Corp.
April 26, 2021

share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
April 26, 2021

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $56,343, $53,698, $55,711, $69,956 and $64,154, respectively)	$63,286	$64,836	$66,556	$75,488	$70,292
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	270	295	323	344	358
Credit risk transfer securities, at fair value (including pledged securities of $406, $455, $413, $479 and $360, respectively)	1,073	737	653	712	574
Non-Agency securities, at fair value (including pledged securities of $414, $458, $455, $511 and $437, respectively)	868	546	512	599	552
U.S. Treasury securities, at fair value (including pledged securities of $0, $0, $0, $1,136 and $3,721, respectively)	—	—	—	1,181	3,721
Cash and cash equivalents	963	1,017	857	859	1,289
Restricted cash	813	1,307	1,557	1,306	1,978
Derivative assets, at fair value	698	391	130	140	664
Receivable for investment securities sold (including pledged securities of $0, $207, $10, $480 and $0, respectively)	50	210	10	489	—
Receivable under reverse repurchase agreements	16,803	11,748	8,625	7,944	4,938
Goodwill	526	526	526	526	526
Other assets	195	204	219	265	245
Total assets	$85,545	$81,817	$79,968	$89,853	$85,137
Liabilities:
Repurchase agreements	$55,056	$52,366	$54,566	$69,685	$66,540
Debt of consolidated variable interest entities, at fair value	165	177	192	204	214
Payable for investment securities purchased	2,512	6,157	5,887	1,468	3,273
Derivative liabilities, at fair value	589	2	13	3	138
Dividends payable	88	90	90	92	113
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	15,090	11,727	8,372	7,929	4,886
Accounts payable and other liabilities	681	219	128	122	175
Total liabilities	74,181	70,738	69,248	79,503	75,339
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,538	1,489	1,489	1,489	1,489	1,489
Common stock - $0.01 par value; 524.9, 539.5, 545.2, 555.5 and 567.7 shares issued and outstanding, respectively	5	5	5	6	6
Additional paid-in capital	13,736	13,972	14,053	14,191	14,334
Retained deficit	(4,348)	(5,106)	(5,661)	(6,100)	(6,592)
Accumulated other comprehensive income	482	719	834	764	561
Total stockholders' equity	11,364	11,079	10,720	10,350	9,798
Total liabilities and stockholders' equity	$85,545	$81,817	$79,968	$89,853	$85,137

Tangible net book value per common share [1]	$17.72	$16.71	$15.88	$14.92	$13.62

AGNC Investment Corp.
April 26, 2021

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest income:
Interest income	$557	$235	$364	$429	$491
Interest expense	29	52	62	134	426
Net interest income	528	183	302	295	65
Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	(13)	133	346	153	494
Unrealized gain (loss) on investment securities measured at fair value through net income, net	(955)	(192)	(365)	679	197
Gain (loss) on derivative instruments and other securities, net	1,439	676	400	(385)	(3,154)
Total other gain (loss), net	471	617	381	447	(2,463)
Expenses:
Compensation and benefits	16	17	13	13	13
Other operating expense	8	8	8	11	10
Total operating expense	24	25	21	24	23
Net income (loss)	975	775	662	718	(2,421)
Dividend on preferred stock	25	25	25	25	21
Net income (loss) available (attributable) to common stockholders	$950	$750	$637	$693	$(2,442)

Net income (loss)	$975	$775	$662	$718	$(2,421)
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	(237)	(115)	70	203	464
Comprehensive income	738	660	732	921	(1,957)
Dividend on preferred stock	25	25	25	25	21
Comprehensive income (loss) available (attributable) to common stockholders	$713	$635	$707	$896	$(1,978)

Weighted average number of common shares outstanding - basic	533.7	544.8	553.2	560.3	548.0
Weighted average number of common shares outstanding - diluted	535.6	546.4	554.3	560.8	548.0
Net income (loss) per common share - basic	$1.78	$1.38	$1.15	$1.24	$(4.46)
Net income (loss) per common share - diluted	$1.77	$1.37	$1.15	$1.24	$(4.46)
Comprehensive income (loss) per common share - basic	$1.34	$1.17	$1.28	$1.60	$(3.61)
Comprehensive income (loss) per common share - diluted	$1.33	$1.16	$1.28	$1.60	$(3.61)
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.48

AGNC Investment Corp.
April 26, 2021

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
GAAP net interest income:
Interest income	$557	$235	$364	$429	$491
Interest expense	29	52	62	134	426
GAAP net interest income	528	183	302	295	65
TBA dollar roll income, net [3,4]	154	176	155	78	16
Interest rate swap periodic (cost) income, net [3,8]	(12)	(7)	(13)	(59)	31
Other interest and dividend income [3]	—	—	—	1	2
Adjusted net interest and dollar roll income	670	352	444	315	114
Operating expense	(24)	(25)	(21)	(24)	(23)
Net spread and dollar roll income	646	327	423	291	91
Dividend on preferred stock	25	25	25	25	21
Net spread and dollar roll income available to common stockholders	621	302	398	266	70
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(213)	107	50	57	243
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$408	$409	$448	$323	$313

Weighted average number of common shares outstanding - basic	533.7	544.8	553.2	560.3	548.0
Weighted average number of common shares outstanding - diluted	535.6	546.4	554.3	560.8	549.2
Net spread and dollar roll income per common share - basic	$1.16	$0.55	$0.72	$0.47	$0.13
Net spread and dollar roll income per common share - diluted	$1.16	$0.55	$0.72	$0.47	$0.13
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.76	$0.75	$0.81	$0.58	$0.57
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.76	$0.75	$0.81	$0.58	$0.57

AGNC Investment Corp.
April 26, 2021

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net income/(loss)	$975	$775	$662	$718	$(2,421)
Book to tax differences:
Premium amortization, net	(269)	44	(11)	22	237
Realized gain/loss, net	(1,494)	(548)	(472)	—	2,555
Net capital loss/(utilization of net capital loss carryforward)	89	—	—	(426)	32
Unrealized (gain)/loss, net	545	(121)	354	(291)	(263)
Other	(10)	5	—	(2)	(8)
Total book to tax differences	(1,139)	(620)	(129)	(697)	2,553
REIT taxable income (loss)	(164)	155	533	21	132
REIT taxable income attributed to preferred stock	—	25	25	25	21
REIT taxable income (loss), attributed to common stock	$(164)	$130	$508	$(4)	$111
Weighted average common shares outstanding - basic	533.7	544.8	553.2	560.3	548.0
Weighted average common shares outstanding - diluted	533.7	546.4	554.3	560.3	549.2
REIT taxable income (loss) per common share - basic	$(0.31)	$0.24	$0.92	$(0.01)	$0.20
REIT taxable income (loss) per common share - diluted	$(0.31)	$0.24	$0.92	$(0.01)	$0.20

Beginning net capital loss carryforward	$—	$—	$—	$426	$394
Increase (decrease) in net capital loss carryforward	89	—	—	(426)	32
Ending net capital loss carryforward	$89	$—	$—	$—	$426
Ending net capital loss carryforward per common share	$0.17	$—	$—	$—	$0.75

AGNC Investment Corp.
April 26, 2021

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$557	$235	$364	$429	$491
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(213)	107	50	57	243
TBA dollar roll income - implied interest income [3,6]	116	129	114	74	48
Economic interest income, excluding "catch-up" premium amortization	460	471	528	560	782
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(29)	(52)	(62)	(134)	(426)
TBA dollar roll income - implied interest benefit (expense) [3,5]	38	47	41	4	(32)
Interest rate swap periodic (cost) income, net [3,8]	(12)	(7)	(13)	(59)	31
Economic interest expense	(3)	(12)	(34)	(189)	(427)
Other interest and dividend income [3]	—	—	—	1	2
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$457	$459	$494	$372	$357

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	3.78%	1.64%	2.28%	2.39%	2.01%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	(1.45)%	0.75%	0.31%	0.32%	0.99%
Investment securities average asset yield, excluding "catch-up" premium amortization	2.33%	2.39%	2.59%	2.71%	3.00%
TBA securities - average implied asset yield [6]	1.44%	1.53%	1.64%	1.90%	2.54%
Average asset yield, excluding "catch-up" premium amortization [7]	2.02%	2.07%	2.30%	2.56%	2.97%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	0.21%	0.38%	0.40%	0.76%	1.80%
TBA securities - average implied funding (benefit) cost [5]	(0.48)%	(0.54)%	(0.58)%	(0.09)%	1.67%
Average cost of funds, before interest rate swap periodic cost (income), net [7]	(0.04)%	0.02%	0.09%	0.61%	1.79%
Interest rate swap periodic cost (income), net [10]	0.06%	0.03%	0.06%	0.27%	(0.12)%
Average total cost of funds [9]	0.02%	0.05%	0.15%	0.88%	1.67%
Average net interest spread, excluding "catch-up" premium amortization	2.00%	2.02%	2.15%	1.68%	1.30%

AGNC Investment Corp.
April 26, 2021

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$63,122	$64,615	$66,278	$75,165	$69,901
Other Agency MBS, at fair value - as of period end	$434	$516	$601	$667	$749
Credit risk transfer securities, at fair value - as of period end	$1,073	$737	$653	$712	$574
Non-Agency MBS, at fair value - as of period end	$868	$546	$512	$599	$552
Total investment securities, at fair value - as of period end	$65,497	$66,414	$68,044	$77,143	$71,776
Total investment securities, at cost - as of period end	$63,975	$63,701	$65,024	$73,828	$69,343
Total investment securities, at par - as of period end	$61,454	$61,270	$62,449	$70,878	$66,735
Average investment securities, at cost	$58,948	$57,194	$63,893	$71,787	$97,889
Average investment securities, at par	$56,641	$54,983	$61,398	$68,994	$94,933
TBA securities:
Net TBA portfolio - as of period end, at fair value	$24,779	$31,479	$29,536	$20,543	$21,222
Net TBA portfolio - as of period end, at cost	$25,355	$31,204	$29,460	$20,413	$20,648
Net TBA portfolio - as of period end, carrying value	$(576)	$275	$76	$130	$574
Average net TBA portfolio, at cost	$32,022	$33,753	$27,785	$15,662	$7,487
Average repurchase agreements and other debt [13]	$54,602	$53,645	$61,008	$69,552	$93,538
Average stockholders' equity [14]	$11,312	$10,918	$10,527	$10,262	$10,735
Tangible net book value per common share [1]	$17.72	$16.71	$15.88	$14.92	$13.62
Tangible net book value "at risk" leverage - average [15]	8.0:1	8.4:1	8.9:1	8.8:1	9.9:1
Tangible net book value "at risk" leverage - as of period end [16]	7.7:1	8.5:1	8.8:1	9.2:1	9.4:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.40%	3.64%	3.73%	3.77%	3.68%
Average asset yield	3.78%	1.64%	2.28%	2.39%	2.01%
Average asset yield, excluding "catch-up" premium amortization	2.33%	2.39%	2.59%	2.71%	3.00%
Average coupon - as of period end	3.23%	3.39%	3.59%	3.71%	3.84%
Average asset yield - as of period end	2.39%	2.33%	2.56%	2.64%	2.93%
Average actual CPR for securities held during the period	24.6%	27.6%	24.3%	19.9%	12.2%
Average forecasted CPR - as of period end	11.3%	17.6%	15.9%	16.6%	14.5%
Total premium amortization (cost) benefit, net	$76	$(266)	$(209)	$(223)	$(384)
TBA securities:
Average coupon - as of period end [17]	2.35%	1.98%	2.06%	2.41%	3.02%
Average implied asset yield [6]	1.44%	1.53%	1.64%	1.90%	2.54%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	2.02%	2.07%	2.30%	2.56%	2.97%
Cost of funds:
Repurchase agreements - average funding cost	0.21%	0.38%	0.40%	0.76%	1.80%
TBA securities - average implied funding cost (benefit) [5]	(0.48)%	(0.54)%	(0.58)%	(0.09)%	1.67%
Interest rate swaps - average periodic expense (income), net [10]	0.06%	0.03%	0.06%	0.27%	(0.12)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic expense (income), net [7,9]	0.02%	0.05%	0.15%	0.88%	1.67%
Repurchase agreements - average funding cost as of period end	0.15%	0.24%	0.37%	0.41%	1.36%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	0.16%	0.07%	0.07%	0.26%	0.79%
Net interest spread:
Combined investment and TBA securities average net interest spread	2.95%	1.55%	1.94%	1.42%	0.37%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.00%	2.02%	2.15%	1.68%	1.30%
Expenses % of average stockholders' equity - annualized	0.85%	0.92%	0.80%	0.94%	0.86%
Economic return (loss) on tangible common equity - unannualized [19]	8.2%	7.5%	8.8%	12.2%	(20.2)%

AGNC Investment Corp.
April 26, 2021

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
4.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement.  Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
5.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
6.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.
7.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
8.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.
9.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
10.Represents interest rate swap periodic cost/income measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities).
11."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
12.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.
13.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
14.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
15.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
16.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
17.Average TBA coupon is for the long TBA position only.
18.Includes forward starting swaps not yet in effect as of reported period-end.
19.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on April 27, 2021 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q1 2021 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

AGNC Investment Corp.
April 26, 2021

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on April 27, 2021. In addition, there will be a phone recording available one hour after the call on April 27, 2021 through May 11, 2021. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10153567.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and other interest and dividend income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expense (GAAP measure). "Net spread and dollar roll income, excluding 'catch-

AGNC Investment Corp.
April 26, 2021

up' premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.